May 15, 2000
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World Am Communications, Inc.
1400W.122nd.Ave, Suite 104
Westminster Colorado, 80234
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                      I, Gerald Ghini, hereby resign as President,
Secretary and Director of Allmon Management Inc., effective immediately.
<P>
                         /s/ GERALD GHINI
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                             GERALD GHINI